Exhibit 99.1

Investor Relations:
Jeffrey Potter
Vice President, Corporate Development

& Investor Relations

813-290-6313
Jeff.Potter@wellcare.com

WELLCARE ANNOUNCES PLANNED
MEDICARE AND MEDICAID EXPANSIONS

Tampa, Florida (March 29, 2005) – WellCare Health Plans, Inc. (NYSE: WCG) announced continued progress in its Medicare expansion and its expansion into Georgia, marking the seventh state where WellCare will offer government-sponsored healthcare programs. The Georgia Department of Insurance has granted WellCare an HMO license to offer Medicare health plans in Georgia, and the Company has filed applications with the Centers for Medicare & Medicaid Services (CMS) to serve Medicare beneficiaries in Atlanta’s Fulton and Dekalb counties, which together represent approximately 140,000 eligible Medicare beneficiaries. In addition to the Georgia Medicare expansion application, WellCare has recently filed Medicare expansion applications in other states to offer service in an additional 20 counties throughout its service territory, representing approximately 1.9 million additional Medicare eligible beneficiaries. These applications are currently under review for approval by CMS. If all of these applications are approved, WellCare’s combined Medicare service area would total 50 counties with an aggregate of approximately 4.9 million Medicare eligibles.

WellCare also announced that it is participating in the Request for Proposals (RFP) process being administered by the Georgia Department of Community Health (DCH). Under the RFP, approximately 1.1 million Medicaid and S-CHIP beneficiaries are expected to transition to several managed care plans that will be selected by DCH, with the selected plans scheduled to be announced on May 31, 2005 for enrollment beginning in January 2006.

“With Wellcare’s strong presence in neighboring Florida, we are well positioned to offer Medicare Advantage plans in Georgia and to participate in the State’s transition to Medicaid managed care,” said Todd S. Farha, President and Chief Executive Officer of WellCare. “We have made dramatic progress in our Medicare expansion. Since the adoption of Medicare reform, WellCare has expanded its Medicare service territory from 11 counties to 28 counties currently served, with applications on file with CMS for expansion into an additional 22 counties.”

WellCare does not plan on providing updated earnings guidance at this time. WellCare last issued earnings guidance on its year-end analyst conference call.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare serves approximately 747,000 members in Florida, New York, Connecticut, Illinois, Indiana and Louisiana. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expression are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the potential denial by CMS of WellCare’s application to provide Medicare health plans in Fulton and Dekalb counties in Georgia; the potential denial by CMS of WellCare’s applications to provide Medicare health plans in other counties; the potential that WellCare will not be chosen to participate in Georgia’s Medicaid managed care program; WellCare’s lack of prior operating history in Georgia and other expansion markets; regulatory restrictions that could be imposed as a result of Georgia’s RFP process, its prior experience with managed care vendors, or otherwise; regulatory restrictions that could be imposed as a result of CMS’s review of WellCare’s Medicare expansion applications or otherwise; WellCare’s relative inexperience with network providers in Georgia and its other expansion markets and the current early stage of development in WellCare’s provider network in those markets, which could impact WellCare’s ability to accurately predict and effectively manage health benefits and other operating expenses; WellCare’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws; potential reductions in funding for government healthcare programs; risks associated with WellCare’s acquisition strategy; risks associated with WellCare’s substantial debt obligations; and risks associated with WellCare’s business operations, including its ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on February 15, 2005, which contains a discussion of the Company’s business and the various factors that may affect it.

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